UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2005

COMMISSION FILE NUMBER: 001-03985

EDO CORPORATION

(Exact name of registrant as specified in its charter)

New York	11-0707740
(State of incorporation)	(I.R.S. Employer Identification No.)

60 East 42nd Street – 42nd Floor
New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

(212) 716-2000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act {17 CFR 230.425}

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 15, 2005, EDO Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and Citigroup Global Markets Inc., acting for itself and as representative of Wachovia Capital Markets, LLC (the “Underwriters”) in connection with the proposed underwritten public offering of $175 million principal amount of 4.0% Convertible Subordinated Notes due 2025 (the “Notes”). The Underwriters have an option to purchase up to an additional $26.25 million principal amount of the Notes to cover over-allotments. The Notes are to be issued pursuant to the provisions of a First Supplemental Indenture between the Company and HSBC Bank USA, National Association (“HSBC”), as Trustee (the “Supplemental Indenture”), which will supplement an Indenture between the Company and HSBC, as Trustee, a form of which was filed as exhibit no. 4(d) to the Company’s registration statement on Form S-3/A (File No. 333-111483) filed with the Securities and Exchange Commission on January 26, 2004 (the “Registration Statement”). The closing of this offering is expected to occur on or about November 21, 2005.

A copy of the Underwriting Agreement is filed as an exhibit to this report and is incorporated herein by reference. The statement of eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of HSBC is filed as an exhibit hereto and is incorporated by reference in the Registration Statement.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit
1(a)	Underwriting Agreement, dated as of November 15, 2005 (the “Underwriting Agreement”), by and between the Company and Citigroup Global Markets Inc., acting for itself and as representative of Wachovia Capital Markets, LLC

25.1	Form T-1 of HSBC Bank USA, National Association

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDO CORPORATION

By	/s/ Frederic B. Bassett
Vice President-Finance, Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: November 15, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1(a)	Underwriting Agreement, dated as of November 15, 2005 (the “Underwriting Agreement”), by and between the Company and Citigroup Global Markets Inc., acting for itself and as representative of Wachovia Capital Markets, LLC

25.1	Form T-1 of HSBC Bank USA, National Association